Exhibit 10.96

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of March 23, 2004 by and between VCAMPUS CORPORATION, a Delaware corporation (the “Company”), and SHERLEIGH ASSOCIATES, LLC, in its capacity as the collateral agent for the Secured Parties referred to below (together with its successors in such capacity, the “Collateral Agent”).

RECITALS:

A.            Pursuant to the Purchase Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) among the Company, the purchasers referred to therein (the “Purchasers”) and the Collateral Agent, the Company has agreed to issue, and subject to the terms thereof, the Purchasers have agreed to purchase (a) $2,399,625 aggregate principal amount of the Company’s 2004 Series A Senior Secured Convertible Notes due April 1, 2009 (the “Series A Notes”), and (b) up to $1,250,000 aggregate principal amount of the Company’s 2004 Series B Senior Secured Convertible Notes due April 1, 2009 (the “Series B Notes”, and together with the Series A Notes, the “Notes”);

B.            As a condition to the Purchasers’ obligation to purchase the Notes, the Purchasers have required and the Company has agreed to execute and deliver this Security Agreement to provide collateral security for the obligation of the Company under the Notes, the Purchase Agreement, this Security Agreement, the Technology Collateral Escrow Agreement and any other agreements entered into, now or in the future by the Company in connection with this Security Agreement or the Purchase Agreement (the “Note Documents”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Defined Terms.  Terms defined in the Purchase Agreement and not otherwise defined in this Security Agreement (including Annex A hereto) are used herein as therein defined.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

Section 2.  Grant Of Lien.  (a) To secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all of its Secured Obligations, the Company hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for itself and the benefit of all other Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Company, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)            all Pledged Stock (other than for Subsidiaries that have ceased operations and have no material assets);

(ii)           all Accounts;

(iii)          all Chattel Paper;

(iv)          all Documents;

(v)           all General Intangibles (including payment intangibles and Software);

(vi)          all Goods (including Inventory and Equipment);

(vii)         all Instruments;

(viii)        all Investment Property;

(ix)           all Deposit Accounts of the Company, including all deposits therein;

(x)            all Intellectual Property;

(xi)           all money, cash or cash equivalents of the Company;

(xii)          all Supporting Secured Obligations and Letter-of-Credit Rights of the Company;

(xiii)         all books and records pertaining to the Collateral;

(xiv)        the Commercial Tort Claims; and

(xv)         to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding the foregoing, the security interest granted herein does not extend to, and the term “Collateral” does not include, any license or contract rights to the extent (i) the granting of a security interest therein would be contrary to applicable law, or (ii) that such rights are non-assignable by their terms (but only to the extent such prohibition is enforceable under applicable law without the consent of the licensor or other party).

(b)        In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce the Collateral Agent and Purchasers as aforesaid, the Company hereby grants to the Collateral Agent, for itself and the benefit of the Purchasers, a right of setoff against the property of the Company held by the Collateral Agent or any Purchaser, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent or any Purchaser, for any purpose, including safekeeping, collection or pledge, for the account of the Company, or as to which the Company may have any right or power.

Section 3.  Collateral Agent’s And Purchasers’ Rights: Limitations On The Collateral Agent’s And Purchasers’ Obligations.

(a)        It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any Contract or License pursuant hereto.  Neither the Collateral Agent nor any other Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)        The Collateral Agent may at any time after an Event of Default (as such term is defined in the Notes) has occurred and be continuing, without prior notice to the Company, notify Account Debtors and other Persons obligated on the Collateral that the Collateral Agent has a security interest therein, and that payments shall be made directly to the Collateral Agent.  At any time after an Event of Default has occurred and be continuing, upon the request of the Collateral Agent, the Company shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Company shall not give any contrary instructions to such Account Debtor or other Person without the Collateral Agent’s prior written consent.

(c)        The Collateral Agent may at any time in the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent or in the name of the Company communicate with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper.

Section 4.  Representations And Warranties.  The Company represents and warrants that:

(a)        The Company has rights in and the power to transfer, and is the sole beneficial owner of, each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens (other than Permitted Liens or as set forth on the attached Schedule 4(a)).

(b)        No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Company in favor of the Collateral Agent pursuant to this Security Agreement or the other Note Documents or as set forth on the attached Schedule 4(b).

(c)        This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of appropriate financing statements with the governmental offices listed on

Schedule I hereto, a perfected Lien in favor of the Collateral Agent, for itself and the benefit of Purchasers, on the Collateral with respect to which a Lien may be perfected by filing pursuant to Article 9 of the Code.  As of the Closing, such Lien will be prior to all other Liens that would be prior to the Liens in favor of the Collateral Agent as a matter of law (other than Permitted Liens), and is enforceable as such as against any and all creditors of and purchasers from the Company (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business or as set forth on the attached Schedule 4(c)).

(d)        Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of the Company (other than evidence of indebtedness, if any, of the Company’s Chief Executive Officer to the Company in the principal amount of approximately $78,000, which instrument is not listed on Schedule II and with respect to which Collateral Agent is not being given physical possession).  All action by the Company necessary or desirable to protect and perfect the Lien of the Collateral Agent on each item set forth on Schedule II (including the delivery of all originals thereof to the Collateral Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken or will be duly taken promptly after Closing.  The Lien of the Collateral Agent, for the benefit of the Collateral Agent and Purchasers, on the Collateral listed on Schedule II hereto is prior to all other Liens that would be prior to the Liens in favor of the Collateral Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from the Company.

(e)        The Company’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of the Company (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Company’s state of incorporation or organization or a statement that no such number has been issued, federal employer identification number of the Company, the Company’s state of organization or incorporation, the location of the Company’ chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  The Company has only one state of incorporation or organization.  The Company has not, during the five years prior to the date of this Security Agreement, been known by or used any other corporate or fictitious name or been party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule III hereto.  The Company has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the Code), (ii) except as specified on Schedule III hereto, heretofore changed its name, or (iii) except as specified on Schedule III hereto, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the Code with respect to a currently effective security agreement previously entered into by any other Person.

(f)         With respect to the Accounts, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Company’ business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Company has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Company in the ordinary course of its business for prompt payment; (iii) to the Company’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Company’s books and records and any invoices and statements delivered to the Collateral Agent and Purchasers with respect thereto; (iv) the Company has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) the Company has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts (x) the amounts shown on all invoices and statements which may be delivered to the Collateral Agent with respect thereto are actually and absolutely owing to the Company as indicated thereon and are not in any way contingent; and (y) to the Company’s knowledge, all Account Debtors have the capacity to contract.

(g)        The Company does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  Except pursuant to License Agreements entered into by the Company in the ordinary course of business, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed on Schedule IV, and all registrations listed on Schedule IV are valid and in full force and effect; except as may be set forth in Schedule IV, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks, to the Company’s knowledge there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark and the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth on Schedule IV.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of appropriate financing statements with the governmental offices listed on Schedule I hereto and an applicable Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as the case may be, perfected Liens in favor of the Collateral Agent on the Company’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from the Company.

(h)        Schedule V hereto lists a complete and accurate list of the Company’s direct and indirect Subsidiaries, showing the jurisdiction of their organization.  Each of the Company’s Subsidiaries has ceased operations and do not own any material assets.

(i)         All Deposit Accounts of the Company which contained an average of $50,000 over any 30-day period in the 12-month period preceding Closing are listed on Schedule VI, including, with respect to each depository, (i) the name and address of such depository and (ii) the account numbers of the accounts maintained with such depository.

(j)         Schedule VII hereto lists all material Software owned, developed, invented and/or created by or on behalf of the Company.

(k)        The Company does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except for goods located in the United States in transit to a location of the Company permitted herein in the ordinary course of business of the Company in the possession of the carrier transporting such goods.  In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other Person or such carriers, the Company shall promptly notify the Collateral Agent thereof in writing.  Promptly upon the Collateral Agent’s request, the Company shall deliver to the Collateral Agent a collateral access agreement, in form and substance satisfactory to the Collateral Agent, duly authorized, executed and delivered by such person and the Company.

Section 5.  Covenants.  The Company covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, that from and after the date of this Security Agreement and until the Termination Date:

(a)        Further Assurances: Pledge of Instruments; Chattel Paper.

(i)            At any time and from time to time (including upon any written request of the Collateral Agent), at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions reasonably requested by the Collateral Agent as may be necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using all reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License or Contract held by the Company; (B) using all reasonable efforts to secure all consents and approvals necessary or appropriate to enforce the security interests granted hereunder; and (C) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Security Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)           The Company hereby irrevocably and unconditionally authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Company is an organization, the type of organization and any organization identification number issued to the Company, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Company agrees to furnish any such information to the Collateral Agent promptly upon request.  The Company also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof and ratifies and confirms the authorization of the Collateral Agent to file such financing statements (and amendments, if any).  The Company hereby authorizes the Collateral Agent to adopt on behalf of the Company any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming the Collateral Agent or its designee as the secured party and the Company as debtor includes assets and properties of the Company that do not at any time constitute Collateral, whether hereunder, under any of the other Note Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by the Company to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall the Company at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Collateral Agent or its designee as secured party and the Company as debtor.

(iii)          The Company shall, upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and the Company hereby authorizes the Collateral Agent so to notify) each Account Debtor in respect of any Accounts, Chattel Paper, Instruments of General Intangibles of the Company that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent.

(b)        Maintenance of Records.  The Company shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral in the same manner such records are presently kept and maintained.  If the Company retains possession of any Chattel Paper or Instruments with the Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with a legend the form, scope and substance of which is acceptable to the Collateral Agent.

(c)        Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)            The Company shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Company’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)           In no event shall the Company, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof, and, upon request of the Collateral Agent, the Company shall execute and deliver any and all applicable Intellectual Property Security Agreements as the Collateral Agent may reasonably request to evidence the Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of the Company relating thereto or represented thereby.

(iii)          The Company shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d)        Indemnification.  In any suit, proceeding or action brought by the Collateral Agent or any Purchaser relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Company will save, indemnify and keep the Collateral Agent and Purchasers harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Company, except in the case of the Collateral Agent or any Purchaser, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of by the Collateral Agent or such Purchaser as finally determined by a court of competent jurisdiction. All such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Collateral Agent or any Purchaser.

(e)        Compliance with Terms of Accounts, etc.  In all material respects, the Company will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)         Limitation on Liens on Collateral.  Except for Permitted Liens, the Company will not create, permit or suffer to exist, and the Company will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Collateral Agent and Purchasers in and to any of the Company’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g)        Limitations on Disposition.  Except for actions consistent with past practice or otherwise taken in the ordinary course of business, the Company will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, without the prior consent of the Required Holders.

(h)        Further Identification of Collateral.  The Company will, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify.

(i)         Notices.  The Company will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or written claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Security Document.

(j)         No Reincorporation; No Name Change.  The Company shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.  The Company shall not change its legal name without first giving 30 days prior written notice of its intent to do so to the Collateral Agent.

(k)        Terminations; Amendments Not Authorized.  The Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to the Company’s rights under Section 9-509(d)(2) of the Code.

(l)         Maintenance of Insurance.  The Company shall maintain in force one or more policies of insurance on all Collateral against risks of fire (with customary extended coverage), sprinkler leakage, theft, loss or damage and other risks as the Collateral Agent may reasonably require and in any event, whether or not Collateral Agent shall so require, against such other risks customarily insured against by companies engaged in businesses similar to that of the Company in such amounts containing such terms, in such form, for such periods, covering such hazards and written by such financially sound companies selected by the Company and as may be reasonably satisfactory to the Collateral Agent (it being understood that the Collateral Agent shall not by such approval or disapproval be liable to the Company or any other person in connection with the financial condition of such insurer), such insurance to be payable to the Collateral Agent as its interest may appear in the event of loss; if requested by the Collateral Agent the policies for the same shall be deposited with the Collateral Agent; no loss shall be adjusted thereunder without the Collateral Agent’s approval which approval will not be unreasonably withheld; and promptly following the Closing the Company shall cause all such policies to provide that they may not be modified or canceled without first giving at least thirty (30) days written notice of such modification or cancellation to the Collateral Agent.  In the event that the Company fails to provide evidence of the maintenance of such insurance satisfactory to the Collateral Agent, the Collateral Agent may, at its option, secure such insurance and charge the cost thereof to the Company (as a Secured Obligation). The Company shall also maintain casualty insurance coverage and other insurance coverage on its properties and business including the Collateral naming the Collateral Agent as loss payee with an endorsement reasonably satisfactory to the Collateral Agent, which endorsement shall be issued promptly following the Closing, in amounts and types and with provisions as are usually carried by others engaged in similar businesses and in all events as may be reasonably satisfactory to the Collateral Agent as to amounts, coverage and insurance carriers.

(m)          Technology Collateral Escrow Agreement.  The Company shall enter into the Technology Collateral Escrow Agreement and shall deliver, upon execution thereof, all source code, documents, and other material and property required thereunder and shall make such further deliveries and otherwise fully comply with the terms and conditions of such agreement.

(n)           Collateral Access Agreement.  Within 45 days hereof, the Company shall undertake best efforts to cause Exodus or its authorized agents to deliver to the Collateral Agent a collateral access agreement, upon terms reasonably acceptable to the Collateral Agent, permitting the Collateral Agent access to the Company’s assets located at Exodus upon an Event of Default.

Section 6.  Collateral Agent’s Appointment As Attorney-in-Fact.  On the Closing Date, the Company shall execute and deliver to the Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, under the Power of Attorney are solely to protect the Collateral Agent’s interests (for the benefit of the Collateral Agent and the Purchasers) in the Collateral and shall not impose any duty upon the Collateral Agent or any Purchaser to exercise any such powers.  The Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) the Collateral Agent shall promptly account for, and notify the Company of, any moneys received by the Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Collateral Agent or any Purchaser shall have any duty as to any Collateral, and the Collateral Agent and the Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF THE COLLATERAL AGENT, THE PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE COMPANY FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

Section 7.  Remedies:  Rights Upon Default.  (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Notes, the Purchase Agreement and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Collateral Agent may (or, if so directed by the Required Holders, shall) exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Company where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Company or any other Person notice and opportunity for a hearing on the Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Purchaser shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Purchasers, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  The Collateral Agent shall have the right to conduct such sales on the Company’s premises or elsewhere and shall have the right to use the Company’s premises without charge for such time or times as the Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Company further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at a place or places designated by the Collateral Agent which are reasonably convenient to the Collateral Agent and the Company, whether at the Company’s premises or elsewhere.  Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent.  The Collateral Agent shall have no obligation to the Company to maintain or preserve the rights of the Company as against third parties with respect to Collateral while Collateral is in the possession of the Collateral Agent.  The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the Purchasers), with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Note Documents, and only after so paying over such net proceeds, and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Company.  To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against the Collateral Agent or any Purchaser arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Purchaser as finally determined by a court of competent jurisdiction.  The Company agrees that ten (10) days prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Collateral Agent or any Purchaser to collect such deficiency.

(b)        Except as otherwise specifically provided herein, the Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)        To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  The Company acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to the Company or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d)        Neither the Collateral Agent nor the Purchasers shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Company, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Collateral Agent nor the Purchasers shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Document shall be cumulative.  To the extent it may lawfully do so, the Company absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Purchaser, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

(e)        Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default and upon written notice thereof to the Company, all rights of the Company to exercise any voting or consensual powers with respect to any Equity Interests in which the Company has an interest and to receive and retain the distributions which it would otherwise be entitled to receive and retain shall terminate and all such powers and rights to receive and retain such distributions shall immediately without further action become vested in the Collateral Agent.

Section 8.  Grant Of License To Use Intellectual Property Collateral.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

Section 9.  Indemnity; Expenses; Limitation On Collateral Agent’s And Purchasers’ Duty In Respect Of Collateral.  (a) Assuming the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Collateral Agent, the Purchasers, their respective Affiliates, and each of their directors, officers, agents and employees (collectively, the “Indemnified Persons”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Notes and the termination, resignation or replacement of the Collateral Agent or any assignment by any Purchaser) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of this Security Agreement, the Notes, the Note Purchase Agreement, the other Note Documents or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.    In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Note Documents are consummated.  All amounts due under this Section 9 shall be payable within five Business Days after demand therefor.  The agreements in this Section 9 shall survive the resignation of the Collateral Agent, the assignment by any Purchaser and the repayment, satisfaction or discharge of all the other Secured Obligations.  In the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against any Indemnified Person, or any remedial, removal or response action which is requested of it or any other Indemnified Person, for which such Indemnified Person may desire indemnity or defense hereunder, such Indemnified Person shall notify the Company in writing of such event; provided that failure to so notify the Company shall not affect the right of any Indemnified Person to seek indemnification under this Section 9.

(b)           The Company will pay to the Collateral Agent within five Business Days after demand the amount of any and all reasonable, documented expenses, including, without limitation, the fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Company, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Purchasers hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

(c)           The Collateral Agent and each Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither the Collateral Agent nor any Purchaser shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Purchaser, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

Section 10.  Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall in the case of the Company, be given in the manner, and deemed received, as provided for in the Note Purchase Agreement.

Section 12.  Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed and applied together with the Note Purchase Agreement and the other Note Documents which, taken together, set forth the complete understanding and agreement of the Collateral Agent, the Purchasers and the Company with respect to the matters referred to herein and therein.

Section 13.  No Waiver; Cumulative Remedies.  Neither the Collateral Agent nor any Purchaser shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent and then only to the extent therein set forth.  A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of the Collateral Agent or any Purchaser, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Collateral Agent and the Company.

Section 14.  Limitation By Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 15.  Termination Of This Security Agreement.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

Section 16.  Successors And Assigns.  This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company (including any debtor-in-possession on behalf of the Company) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, hereunder, inure to the benefit of the Collateral Agent and the Purchasers, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, hereunder.  the Company may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

Section 17.  Counterparts.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Collateral Agent, electronic means, all of which shall be equally valid.

Section 18.  Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, THE COLLATERAL AGENT AND THE PURCHASERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS, PROVIDED, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS PROVIDED THEREFOR IN THE NOTE PURCHASE AGREEMENT, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

Section 19.  Waiver Of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON

AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COLLATERAL AGENT, THE PURCHASERS, AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

Section 20.  Expenses.  The Company agrees to reimburse each of the Collateral Agent and the Purchasers for all reasonable, documented costs and expenses incurred by them (including, without limitation, the reasonable, documented fees and expenses of one legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 20, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 2.

Section 21.  Section Titles.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

Section 22.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

Section 23.  Advice Of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

Section 24.  Benefit Of Purchasers.  All Liens granted or contemplated hereby shall be for the benefit of the Collateral Agent, individually, and the Purchasers, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in the manner determined by the Collateral Agent in its sole discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

VCampus Corporation

By:	/s/ Nat Kannan
Name: Nat Kannan
Title: CEO

Sherleigh Associates LLC, as Collateral Agent

By:	/s/ Jack Silver
Name: Jack Silver
Title:

ANNEX A
to
SECURITY AGREEMENT

DEFINITIONS

Capitalized terms used in the Security Agreement shall have the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Security Agreement:

“Account Debtor” means any Person who may become obligated to the Company under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Company, including (as the context may reasonably permit) (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of the Company’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of the Company’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to the Company for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Company or in connection with any other transaction (whether or not yet earned by performance on the part of the Company), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Secured Obligations, (c) the employees, payroll, income or gross receipts of the Company, (d) the Company’s ownership or use of any properties or other assets, or (e) any other aspect of the Company’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by the Company.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lien on any Collateral under the Security Agreement is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to it in Section 2(a).

“Commercial Tort Claims” means all “commercial tort claims” as such term is defined in the Code.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by the Company, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Company may now or hereafter have any right, title or interest.

“Copyright License” means any and all rights now owned or hereafter acquired by the Company under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by the Company:  (a) all copyrights, all General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) the right to recover for all past, present and future infringements thereof and (d) all other rights of any kind whatsoever accruing thereunder as pertaining thereto.

 “Deposit Accounts”  means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of the Company.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located.

“Dollars” or “$”  means lawful currency of the United States of America.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located and, in any event, including all of the Company’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equity Interest” means the interest of (a) a shareholder in a corporation; (b) a partner (whether general or limited) in a partnership (whether general, limited or limited liability); (c) a member in a limited liability company; or (d) any other Person having any other form of equity security or ownership interest.

 “General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Company, including (as the context may reasonably permit) all right, title and interest that the Company may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for any pledged Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by the Company, wherever located, including embedded software to the extent included in “goods” as defined in the Code.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located, and, in any event, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means collectively, all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all Copyright Licenses, Patent Licenses and Trademark Licenses; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company; and (g) all causes of action, claims, and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Intellectual Property Security Agreement” means, with respect to Patents and Trademarks, the Notice of Security Interest in Patents and Trademarks substantially in the form of Exhibit I-A attached hereto and shall include any amendments, restatements, supplements, or other modifications thereto, and with respect to Copyrights, the Notice of Security Interest in Copyrights substantially in the form of Exhibit I-B attached hereto and shall include any amendments, restatements, supplements, or other modifications thereto.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located, and in any event including (as the context may reasonably permit) inventory, merchandise, goods and other personal property that are held by or on behalf of the Company for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Company’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by the Company, wherever located, including (as the context may reasonably permit) (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Company, including the rights of the Company to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of the Company; (iv) all commodity contracts of the Company; and (v) all commodity accounts held by the Company.

 “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by the Company, including (as the context may reasonably permit) rights to payment or performance under a letter of credit, whether or not the Company, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Company.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Patent License” means rights under any written agreement now owned or hereafter acquired by the Company granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which the Company now holds or hereafter acquires any interest:  (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, (b) all reissues, continuations, continuations-in-part or extensions thereof, (c) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) the right to sue for past, present and future infringements thereof, and (e) all rights corresponding thereto throughout the world.

“Permitted Liens” means the following:

1.             Any liens arising under this Security Agreement or any other Note Documents or as set forth on Schedule 4(a);

2.             Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Collateral Agent for the eventual payment thereof if subsequently found payable;

3.             Liens (i) on equipment acquired or held by the Company incurred in connection with the financing of the equipment, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;

4.             Leases or subleases and licenses or sublicenses granted in the ordinary course of the Company’s business not interfering in any material respect with the business of the Company;

5.             Materialmen’s, mechanics’, warehousemen’s, carriers’, repairmen’s, artisans’ landlords’ or other similar liens arising in the ordinary course of business or by operation of law;

6.             Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in clauses (1) through (5) above, but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase;

7.             Easements, reservations, rights-of-law, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not having a material adverse effect on the Company’s business or assets;

8.             Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

9.             Liens to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security obligations of the Company in the ordinary course of business; and

10.           Liens in favor of other financial institutions arising in connection with the Company’s Deposit Accounts held at such institutions, provided that the Purchasers have a perfected security interest in the amounts held in such Deposit Accounts.

“Pledged Stock” means, with respect to each direct and indirect Subsidiary of the Company, all of the authorized outstanding shares of each class of capital stock or other Equity Interests of such Subsidiary owned by the Company.  Pledged Stock shall include all shares, securities, moneys or property representing a dividend on any of the aforesaid capital stock and Equity Interests, or representing a distribution or return of capital upon or in respect thereof, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any subscription, warrants, rights or options issued to the holders of, otherwise in respect of, the aforesaid capital stock and Equity Interests and without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Note Documents, in the event of any consolidation or merger in which an issuer of the aforesaid capital stock and Equity Interests is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (as the context may reasonably permit) (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (c) any claim of the Company against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by the Company against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

 “Secured Obligations” means all principal of all Notes outstanding from time to time, all interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy, insolvency or similar proceeding, whether or not allowed or allowable in such case or proceeding) on such Notes and all other amounts now or hereafter payable by the Company pursuant to any of the Note Documents provided, however, that “Secured Obligations” shall not include any obligations of the Company to any respective Purchaser as equity holder of any of the Company’s capital stock.

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Security Agreement” or “Agreement” means this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by the Company, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

 “Supporting Secured Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Technology Collateral Escrow Agent” means DSI Technology Escrow Services, Inc.

“Technology Collateral Escrow Agreement” means the escrow agreement dated as of the date hereof by and between the Company, the Technology Collateral Escrow Agent and the Collateral Agent.

“Termination Date” means the date on which all obligations of the Company to the Purchasers or their assigns under the Notes, the Purchase Agreement, this Security Agreement and each other Note Document have been indefeasibly satisfied.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by the Company granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by the Company:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, (c) all rights corresponding thereto throughout the world (d) the right to recover for all past, present and future infringements thereof and (e) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, any of the foregoing.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Security Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Security Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in this Security Agreement refers to the knowledge (or an analogous phrase) of the Company, such words are intended to signify that the Company has actual knowledge or awareness of a particular fact or circumstance or that the Company, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

EXHIBIT A

FORM OF

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by VCampus Corporation, a Delaware corporation (the “Grantor”) to Sherleigh Associates LLC (hereinafter referred to as the “Attorney”), as the Collateral Agent for the benefit of the Collateral Agent and the Purchasers, under a Purchase Agreement and a Security Agreement, each dated as of March __, 2004 and other related documents collectively (the “Note Documents”).  No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Grantor as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by the Grantor without the Attorney’ s written consent.

The Grantor hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), with full power of substitution, as the Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Attorney’s discretion, without notice to or assent by the Grantor, and at any time in the case of clause (h) below and at any time an Event of Default (as defined in the Note Purchase Agreement) has occurred and is continuing in the case of (a), (b), (c), (d), (e), (f), (g), (i) and (j) below, to do the following: (a) change the mailing address of the Grantor, open a post office box on behalf of the Grantor, open mail for the Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of the Grantor constituting Collateral; (b) effect any repairs to any asset of the Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Grantor or its property constituting Collateral; (d) defend any suit, action or proceeding brought against the Grantor if the Grantor does not defend such suit, action or proceeding or if the Attorney believes that the Grantor is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Grantor whenever payable and to enforce any other right in respect of the Grantor’s property constituting Collateral; (f) cause the certified public accountants then engaged by the Grantor to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as the Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of such Grantor in and under the contracts and other matters relating thereto; (h) file such financing statements with respect to the aforesaid Security Agreement, with or without Grantor’s signature, or to file a photocopy of such Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; (i) execute, in connection with any sale provided for in any Note Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though the Attorney were the absolute owner of the property of the Grantor for all purposes, and (j) at the Attorney’s option and the Grantor’s expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve, or realize upon the Grantor’s property or assets and the Collateral Agent’s Liens thereon, all as fully and effectively as the Grantor might do.  The Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by the Grantor, and the Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this           day of                                      , 2004.

VCampus Corporation

By:

Name:

Title:

NOTARY PUBLIC CERTIFICATE

On this           day of                        , 200  ,                                        [name] who is personally known to me appeared before me in his/her capacity as the                                  [title] of VCampus Corporation (“Grantor”) and executed on behalf of the Grantor the Power of Attorney in favor of Sherleigh Associates LLC [Attorney] to which this Certificate is attached.

Notary Public

EXHIBIT I -A

FORM OF

NOTICE OF SECURITY INTEREST

IN

PATENTS AND TRADEMARKS

NOTICE IS HEREBY GIVEN that VCampus Corporation, a Delaware corporation (the “Grantor”) with an office located at                                          and Sherleigh Associates LLC (the “Collateral Agent”), with an office located at660 Madison Avenue, 15th Floor, New York, New York 10021, on behalf of itself and certain other creditors of the Grantor (collectively, the “Secured Parties”), have entered into a Security Agreement dated as of March __, 2004 (the “Security Agreement”; terms defined in the Security Agreement and not otherwise defined herein are used herein as therein defined).

Pursuant to the Security Agreement, the Grantor has conveyed, pledged, assigned and transferred to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, and has granted to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a security interest  the Trademarks and Trademark Licenses listed in Schedule B hereto, together with the goodwill of the business symbolized thereby, in each case to secure the prompt payment, performance and observance of the Secured Obligations of such Grantor.

Dated:

VCampus Corporation

a Delaware corporation

By:

Name:

Title:

EXHIBIT I -B

FORM OF

NOTICE OF SECURITY INTEREST

IN

COPYRIGHTS

NOTICE IS HEREBY GIVEN that VCampus Corporation, a Delaware Corporation (the “Grantor”) with an office located at                                     and Sherleigh Associates LLC, as Collateral Agent (the “Collateral Agent”), with an office located at 660 Madison Avenue, 15th Floor, New York, New York 10021, on behalf of itself and certain other creditors of the Grantors (collectively, the “Secured Parties”), have entered into a Security Agreement dated as of March        , 2004 (the “Security Agreement”; terms defined in the Security Agreement and not otherwise defined herein are used herein as therein defined).

Pursuant to the Security Agreement, the Grantor has conveyed, pledged, assigned and transferred to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, and has granted to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a security interest in, the Copyrights and Copyright Licenses listed on Schedule A hereto to secure the prompt payment, performance and observance of the Secured Obligations of the Grantor.

Dated:

VCampus Corporation

a Delaware corporation

By:

Name:

Title: